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                                                                    EXHIBIT 23.4

CONSENT OF DELOITTE & TOUCHE LLP

We consent to use in this Registration Statement of FTP Software, Inc. on Form S-4 of our report dated February 5, 1996 (May 21, 1996 as to Note 12) relating to the consolidated financial statements of Firefox Communications Inc. as of and for the year ended December 31, 1995, appearing in the FTP Software, Inc./Firefox Communications Inc. Joint Proxy Statement, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement.


DELOITTE & TOUCHE LLP

San Jose, California
June 24, 1996